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                               Amendment No. 1 to
                         AAR CORP. Amended and Restated
                    SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN


     WHEREAS, the Company amended and restated the AAR CORP. Supplemental Key Employee Retirement Plan effective April 11, 2000 as the AAR CORP. Amended and Restated Supplemental Key Employee Retirement Plan ("SKERP" or "Plan"); and

     WHEREAS, the Company now desires to further amend the Plan in certain respects;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.   Section 1.17 is hereby amended to read as follows:

          "1.17 "Qualified Retirement Benefit" means the benefit payable to a Participant pursuant to the Qualified Retirement Plan, by reason of his termination of employment with the Company and all Affiliated Companies for any reason other than death."

2.   Sections 3.1, 3.2, 3.3 and 3.4 are hereby amended to read as follows:

          "3.1 EXECUTIVE OFFICERS. The Supplemental Retirement Benefit of an Executive Officer who is a Participant as described in Section 2.1 shall be a monthly amount equal to the difference between (a) and (b) below:

               (a) The monthly amount equal to, in the case of the President and Chief Executive Officer, one-twelfth of 60% of Final Average Earnings, without giving effect to the limitations imposed by Section 401(a)(17) of the Code or, in the case of all other Executive Officers, the monthly amount equal to one-twelfth of 50% of Final Average Earnings (or as otherwise specified in a Compensation Committee resolution designating an individual an Executive Officer participant), without giving effect to the limitations imposed by Section 401(a)(17) of the Code, payable at the Participant's Normal Retirement Date, and if applicable, reduced for early commencement as provided in Section 3.7;

                                      LESS

               (b) the monthly amount of the Qualified Retirement Benefit payable to the Participant under the Qualified Retirement Plan at the Participant's Benefit Commencement Date.

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          The amount described in (a) above for any Participant who enters the
          Plan after January 1, 2001 shall be multiplied by a fraction, the numerator of which shall be Years of Credited Service, not to exceed twenty, and the denominator of which shall be twenty. Final Average Earnings and years of Credited Service shall be determined as of the Participant's date of termination of employment with the Company and all Affiliated Companies. The amounts described in (a) and (b) shall be computed in the form of an annuity payable over the Participant's lifetime.

               3.2 KEY EMPLOYEES. The Supplemental Retirement Benefit of a Participant who is a Key Employee of the Company as described in
          Section 2.2 shall be a monthly amount equal to the difference between
          (a) and (b) below:

                    (a) The monthly amount of the Qualified Retirement Benefit to which the Participant would have been entitled under the Qualified Retirement Plan without giving effect to the limitations imposed by Section 401(a)(17) of the Code, payable to the Participant under the Qualified Retirement Plan at the Participant's Benefit Commencement Date;

                                      LESS

                    (b) The monthly amount of the Qualified Retirement Benefit payable to the Participant under the Qualified Retirement Plan at the Participant's Benefit Commencement Date.

          The amounts described in (a) and (b) shall be computed in the form of an annuity payable over the Participant's lifetime. For purposes of calculating the Qualified Retirement Benefit under this subsection 3.2(a) only, any Key Employee Participant who was over the age of 55 on January 1, 2000 shall be deemed a "Grandfathered Participant" as defined under the Qualified Plan.

               3.3 SUPPLEMENTAL SURVIVING SPOUSE BENEFITS. If a Participant described in Section 2.1 or 2.2 dies prior to commencement of payment of his Qualified Retirement Benefit under circumstances in which a Qualified Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit shall be payable under this Plan. The Supplemental Surviving Spouse Benefit shall be paid in a lump sum that is the actuarial equivalent of the amount that would have been payable to the Participant under Section 3.1 or 3.2 at the date of death. Actuarial equivalence shall be determined using the mortality and interest rate assumptions for lump sums then in effect under the AAR CORP. Retirement Plan. The Supplemental Surviving Spouse Benefit shall be paid to the Surviving Spouse within 45 days of the Participant's death.

               3.4 FORM OF SUPPLEMENTAL RETIREMENT BENEFIT. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Qualified Retirement Benefit is payable to the Participant. The Participant's election under the Qualified Retirement Plan of any optional form of


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          payment of his Qualified Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Retirement
          Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit. Notwithstanding the preceding sentence, an election made by a Participant under the Qualified Retirement Plan with respect to the form of distribution of his benefit thereunder following termination of employment, or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit unless (i) such election is expressly approved in writing by the Company, and (ii) if such benefits are to be paid to a Participant in a lump sum distribution, Participant has agreed in writing to reimburse Company such payment amount, plus interest thereon at 8% per annum, immediately upon demand in the event of forfeiture of benefits under this Article III pursuant to Article IV below. If the Company shall not approve such election in writing, the form of payment or date for commencement of payment under this Section shall be selected by the Company in its sole discretion."

3.   Subsection 4.6(d) is hereby amended to read as follows:

                    "(d) TIME AND METHOD OF DISTRIBUTION. All amounts
               distributable under this Article IV to a Participant, or to his beneficiary in the event of his death, shall be distributed in the same manner and at the same time as is applicable to the distribution of the Participant's accounts under the Qualified Profit Sharing Plan following his termination of employment with the Company and all Affiliated Companies for any reason including death. Notwithstanding the preceding sentence, an election made by a Participant under the Qualified Profit Sharing Plan with respect to the form of distribution of his accounts thereunder following termination of employment, or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his accounts pursuant to this Article IV, unless (i) such election is expressly approved in writing by the Company and (ii) if such benefits are to be paid to a Participant in a lump sum distribution, Participant has agreed, in writing, to reimburse Company for all such payment amounts plus interest thereon at 8% per annum immediately upon demand in the event of a forfeiture of benefits hereunder pursuant to Article V below. If the Company shall not approve such election in writing, the form of payment or date for commencement of payment under this Article shall be selected by the Company in its sole discretion. If a Participant does not elect a time or form of distribution under this Article, such distribution shall be made at the same time and in the same method as is applicable to distributions made with respect to his accounts under the Qualified Profit Sharing Plan. In no event may a Participant borrow amounts credited to the accounts maintained for him pursuant to this Article IV.

                    If the Company shall not approve an election made by a
               Participant pursuant to the preceding paragraph within 10 days of the date such


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               election is made, the Participant shall have the right to have the approval of the form of payment or date for commencement of payment determined by an independent arbitrator mutually selected by the Participant and the Company. In making its decision, the arbitrator shall consider the financial needs and other interests of the Participant and the Company, including the security of payment that would be afforded to the Participant if payment is not made in a lump sum, and the decision of the arbitrator shall be final and conclusive for all purposes of the Plan. The Company shall pay the costs of such arbitration, including reasonable attorneys' fees and costs of the parties."

     IN WITNESS WHEREOF, this Amendment No. 1 has been executed effective as of April 10, 2001. AAR CORP.

                                             By /s/ David P. Storch
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